UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Grupo Aeroméxico, S.A.B. de C.V.

(Exact name of registrant as specified in its charter)

United Mexican States	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Paseo de la Reforma 243, 25th Floor Col. Renacimiento, Cuauhtémoc 06500 Mexico City United Mexican States	06500
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares (“ADS”) each representing 10 common shares	The New York Stock Exchange
Common shares without nominal value*	The New York Stock Exchange*

*

Not for trading, but only in connection with the listing of the ADSs on the New York Stock Exchange. Each ADS represents the right to receive ten common shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-279379.

Securities to be registered pursuant to Section 12(g) of the Act: none

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are the common shares without nominal value, of Grupo Aeroméxico S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (the “Registrant”). The description of the securities to be registered set forth under the captions “Description of Capital Stock” and “Description of American Depositary Shares” included in the Registrant’s Registration Statement on Form F-1 (File No. 333-279379), originally filed with the Securities and Exchange Commission on May 13, 2024, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 3, 2025

Grupo Aeroméxico, S.A.B. de C.V.
By:	/s/ Ricardo Javier Sánchez Baker
Name:	Ricardo Javier Sánchez Baker
Title:	Chief Financial Officer